Code of Ethics for Principal Executives & Senior Financial
Officers

Procedures	Revised December 10, 2018

FRANKLIN TEMPLETON FUNDS

CODE OF ETHICS FOR PRINCIPAL EXECUTIVES AND

SENIOR FINANCIAL OFFICERS

I.	Covered Officers and Purpose of the Code

This code of ethics (the "Code") applies to the Principal Executive Officers, Principal
Financial Officer and Principal Accounting Officer (the "Covered Officers," each of whom is set forth in Exhibit A) of each investment company advised by a Franklin Resources subsidiary and that is registered with the United States Securities & Exchange Commission (“SEC”)
(collectively, "FT Funds") for the purpose of promoting:

·	Honest and ethical conduct, including the ethical resolution of actual or apparent conflicts of interest between personal and professional relationships;
·	Full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by or on behalf of the FT Funds;
·	Compliance with applicable laws and governmental rules and regulations;
·	The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and
·	Accountability for adherence to the Code.

Each Covered Officer will be expected to adhere to a high standard of business ethics and must be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

* Rule 38a-1 under the Investment Company Act of 1940 (“1940 Act”) and Rule 206(4)-7 under the Investment Advisers Act of
1940 (“Advisers Act”) (together the “Compliance Rule”) require registered investment companies and registered investment advisers to, among other things, adopt and implement written policies and procedures reasonably designed to prevent violations of the federal securities laws (“Compliance Rule Policies and Procedures”).

CONFIDENTIAL INFORMATION. This document is the proprietary product of Franklin Templeton Investments. It may NOT be distributed outside the company unless it is made subject to a non-disclosure agreement and/or such release receives authorization by an FTI Chief Compliance Officer. Any unauthorized use, reproduction or transfer of this document is strictly prohibited. Franklin Templeton Investments © 2014. All Rights Reserved.

For Internal Use Only - Not For External Distribution

FTI Compliance Procedures Standards of Business Conduct

II. Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section
406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder.

Franklin Resources, Inc. has separately adopted the Code of Ethics and Business
Conduct (“Business Conduct”), which is applicable to all officers, directors and employees of
Franklin Resources, Inc., including Covered Officers. It summarizes the values, principles and business practices that guide the employee’s business conduct and also provides a set of basic principles to guide officers, directors and employees regarding the minimum ethical requirements expected of them. It supplements the values, principles and business conduct identified in the Code and other existing employee policies.

Additionally, the Franklin Templeton Funds have separately adopted the FTI Personal
Investments and Insider Trading Policy governing personal securities trading and other related matters. The Code for Insider Trading provides for separate requirements that apply to the
Covered Officers and others, and therefore is not part of this Code.

Insofar as other policies or procedures of Franklin Resources, Inc., the Funds, the
Funds’ adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superceded by this Code to the extent that they overlap or conflict with the provisions of this Code. Please review these other documents or consult with the Legal Department if have questions regarding the applicability of these policies to you.

III. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of
Interest

Overview. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his or her service to, the FT Funds. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of apposition with the FT Funds.

Certain conflicts of interest arise out of the relationships between Covered Officers and the FT Funds and already are subject to conflict of interest provisions in the Investment
Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940
("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the FT
Funds because of their status as "affiliated persons" of the FT Funds. The FT Funds’ and the investment advisers’ compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this
Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the FT Funds, the investment advisers and the fund administrator of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the FT Funds, for the adviser, the administrator, or

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for all three), be involved in establishing policies and implementing decisions that will have different effects on the adviser, administrator and the FT Funds. The participation of the
Covered Officers in such activities is inherent in the contractual relationship between the FT
Funds, the adviser, and the administrator and is consistent with the performance by the
Covered Officers of their duties as officers of the FT Funds. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the FT
Funds' Boards of Directors ("Boards") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The
following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the FT Funds.

Each Covered Officer must:

·	Not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the FT Funds whereby the Covered Officer would benefit personally to the detriment of the FT Funds;

·	Not cause the FT Funds to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the FT Funds;

·	Not retaliate against any other Covered Officer or any employee of the FT Funds or their affiliated persons for reports of potential violations that are made in good faith;

·	Report at least annually the following affiliations or other relationships:[1]
	o	all directorships for public companies and all companies that are required to file reports with the SEC;
	o	any direct or indirect business relationship with any independent directors of the
FT Funds;
	o	any direct or indirect business relationship with any independent public accounting firm (which are not related to the routine issues related to the firm’s service as the Covered Persons accountant); and
	o	any direct or indirect interest in any transaction with any FT Fund that will benefit the officer (not including benefits derived from the advisory, sub-advisory, distribution or service agreements with affiliates of Franklin Resources).
These reports will be reviewed by the Legal Department for compliance with the Code.
There are some conflict of interest situations that should always be approved in writing by Franklin Resources General Counsel or Deputy General Counsel, if material. Examples of these include[2]:
·	Service as a director on the board of any public or private Company.

[1] Reporting of these affiliations or other relationships shall be made by completing the annual Directors and Officers Questionnaire and returning the questionnaire to Franklin Resources Inc, General Counsel or Deputy General Counsel.
[2] Any activity or relationship that would present a conflict for a Covered Officer may also present a conflict for the Covered Officer if a member of the Covered Officer's immediate family engages in such an activity or has such a relationship. The Cover Person should also obtain written approval by FT’s General Counsel in such situations.

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·	The receipt of any gifts in excess of $100 from any person, from any corporation or association.

·	The receipt of any entertainment from any Company with which the FT Funds has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety. Notwithstanding the foregoing, the Covered Officers must obtain prior approval from the Franklin Resources General Counsel for any entertainment with a value in excess of $1000.

·	Any ownership interest in, or any consulting or employment relationship with, any of the
FT Fund’s service providers, other than an investment adviser, principal underwriter, administrator or any affiliated person thereof.

·	A direct or indirect financial interest in commissions, transaction charges or spreads paid by the FT Funds for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

·	Franklin Resources General Counsel or Deputy General Counsel will provide a report to the FT Funds Audit Committee of any approvals granted at the next regularly scheduled meeting.

IV.	Disclosure and Compliance

·	Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the FT Funds;

·	Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the FT Funds to others, whether within or outside the FT
Funds, including to the FT Funds’ directors and auditors, and to governmental regulators and self-regulatory organizations;

·	Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the FT Funds, the FT Fund’s adviser and the administrator with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the FT Funds file with, or submit to, the SEC and in other public communications made by the FT Funds; and

·	It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

V.	Reporting and Accountability

Each Covered Officer must:

·	Upon becoming a covered officer affirm in writing to the Board that he or she has received, read, and understands the Code (see Exhibit B);

·	Annually thereafter affirm to the Board that he has complied with the requirements of the
Code; and

·	Notify Franklin Resources’ General Counsel or Deputy General Counsel promptly if he or she knows of any violation of this Code. Failure to do so is itself is a violation of this
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Code.

     Franklin Resources’ General Counsel and Deputy General Counsel are responsible for applying this Code to specific situations in which questions are presented under it and have the authority to interpret this Code in any particular situation.3 However, the Independent Directors of the respective FT Funds will consider any approvals or waivers4 sought by any Chief Executive Officers of the Funds.

The FT Funds will follow these procedures in investigating and enforcing this Code:

  Franklin Resources General Counsel or Deputy General Counsel will take all appropriate action to investigate any potential violations reported to the Legal Department;
  If, after such investigation, the General Counsel or Deputy General Counsel believes that no violation has occurred, The General Counsel is not required to take any further action;
  Any matter that the General Counsel or Deputy General Counsel believes is a violation will be reported to the Independent Directors of the appropriate FT Fund;
  If the Independent Directors concur that a violation has occurred, it will inform and make a recommendation to the Board of the appropriate FT Fund or Funds, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer;
  The Independent Directors will be responsible for granting waivers, as appropriate; and
  Any changes to or waivers of this Code will, to the extent required, are disclosed as provided by SEC rules.5
VI.	Other Policies and Procedures

     This Code shall be the sole code of ethics adopted by the FT Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the FT Funds, the FT Funds' advisers, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The FTI Personal Investments and Insider Trading Policy, adopted by the FT Funds, FT investment advisers and FT Fund’s principal underwriter pursuant to Rule 17j-1 under the Investment Company Act, the Code of Ethics and Business Conduct and more detailed policies and procedures set forth in FT’s Employee Handbook are separate requirements applying to the Covered Officers and others, and are not part of this Code.

3 Franklin Resources General Counsel and Deputy General Counsel are authorized to consult, as appropriate, with members of the
Audit Committee, counsel to the FT Funds and counsel to the Independent Directors, and are encouraged to do so.
4 Item 2 of Form N-CSR defines "waiver" as "the approval by the registrant of a material departure from a provision of the code of ethics" and "implicit waiver," which must also be disclosed, as "the registrant's failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer" of the registrant. See Part X.
5 See Part X.
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VII.	Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the FT Funds’ Board including a majority of independent directors.

VIII.	Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the FT Funds’ Board and their counsel.

IX.	Internal Use

The Code is intended solely for the internal use by the FT Funds and does not constitute an admission, by or on behalf of any FT Funds, as to any fact, circumstance, or legal conclusion.

X.	Disclosure on Form N-CSR

Item 2 of Form N-CSR requires a registered management investment company to disclose annually whether, as of the end of the period covered by the report, it has adopted a code of ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these officers are employed by the registrant or a third party. If the registrant has not adopted such a code of ethics, it must explain why it has not done so.
The registrant must also: (1) file with the SEC a copy of the code as an exhibit to its annual report; (2) post the text of the code on its Internet website and disclose, in its most recent report on Form N-CSR, its Internet address and the fact that it has posted the code on its
Internet website; or (3) undertake in its most recent report on Form N-CSR to provide to any person without charge, upon request, a copy of the code and explain the manner in which such request may be made. Disclosure is also required of amendments to, or waivers (including implicit waivers) from, a provision of the code in the registrant's annual report on Form N-CSR or on its website. If the registrant intends to satisfy the requirement to disclose amendments and waivers by posting such information on its website, it will be required to disclose its Internet address and this intention.
The Legal Department shall be responsible for ensuring that:
·	a copy of the Code is filed with the SEC as an exhibit to each Fund’s annual report; and
·	any amendments to, or waivers (including implicit waivers) from, a provision of the Code is disclosed in the registrant's annual report on Form N-CSR.
In the event that the foregoing disclosure is omitted or is determined to be incorrect, the
Legal Department shall promptly file such information with the SEC as an amendment to Form
N-CSR.
In such an event, the Fund Chief Compliance Officer shall review the Code and propose such changes to the Code as are necessary or appropriate to prevent reoccurrences.

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EXHIBIT A

Persons Covered by the Franklin Templeton Funds
Code of Ethics
December 2018

FRANKLIN GROUP OF FUNDS

Edward Perks	President and Chief Executive Officer – Investment Management
Rupert H. Johnson, Jr.	Chairman of the Board and Vice President– Investment Management
Don Taylor	President and Chief Executive Officer – Investment Management
Sonal Desai)	President and Chief Executive Officer – Investment Management
Matthew Hinkle	Chief Executive Officer – Finance and Administration
Gaston R. Gardey	Chief Financial Officer and Chief Accounting Officer and Treasurer

FRANKLIN MUTUAL SERIES FUNDS

Peter Langerman	Chief Executive Officer – Investment Management
Matthew Hinkle	Chief Executive Officer – Finance and Administration
Robert G. Kubilis	Chief Financial Officer and Chief Accounting Officer

FRANKLIN ALTERNATIVE STRATEGIES FUNDS

Mat S. Gulley	Chief Executive Officer – Investment Management
Matthew Hinkle	Chief Executive Officer – Finance and Administration
Robert G. Kubilis	Chief Financial Officer and Chief Accounting Officer

TEMPLETON GROUP OF FUNDS

Manraj S. Sekhon	President and Chief Executive Officer – Investment Management
Michael Hasenstab, Ph.D.	President and Chief Executive Officer – Investment Management
Norman Boersma	President and Chief Executive Officer – Investment Management
Matthew Hinkle	Chief Executive Officer – Finance and Administration
Robert G. Kubilis	Chief Financial Officer, Chief Accounting Officer and Treasurer

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                                                            Exhibit B

                                             ACKNOWLEDGMENT FORM

                                              Franklin Templeton Funds Code of Ethics
                                    For Principal Executives and Senior Financial Officers

Instructions:
1. Complete all sections of this form.
2. Print the completed form, sign, and date.
3. Submit completed form to FT’s General Counsel c/o Code of Ethics Administration within 10 days of becoming a Covered Officer and by February 15th of each subsequent year.

Inter-office mail: Code of Ethics Administration, Global Compliance SM-920/2
Fax: (650) 312-5646
E-mail: Code of Ethics Inquiries & Requests (internal address);
lpreclear@franklintempleton.com (external address)

Covered Officer’s Name:
Title:
Department:
Location:
Certification for Year Ending:

To: Franklin Resources General Counsel, Legal Department

I acknowledge receiving, reading and understanding the Franklin Templeton Fund’s Code of Ethics for Principal Executive Officers and Senior Financial Officers (the “Code”). I will comply fully with all provisions of the Code to the extent they apply to me during the period of my employment. I further understand and acknowledge that any violation of the Code may subject me to disciplinary action, including termination of employment. Signature Date signed 8 For Internal Use Only - Not For External Distribution

___________________________________                                                                                _____________________________________                                                                                                                                                                                                                   Signature                                                                                                                                           Date Signed